Exhibit 23.2

                     CONSENT OF DAVIS & CO., CPAs, P.C.

                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS


Equitex, Inc.
Englewood, Colorado

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, of our report dated March 27, 1998, relating to the consolidated financial statements of Equitex, Inc. and its subsidiaries appearing in Equitex's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1997 and to the reference to our Firm under the heading "Experts" in the Prospectus.



DAVIS & CO., CPAs, P.C.
/s/ Davis & Co., CPAs, P.C.


Englewood, Colorado
March 22, 1999